CanArgo Energy Corporation
P.O Box 291
Suite 10
Borough House
Rue du Pre
St Peter Port
Guernsey GY1 3RR
Channel Islands

December 21, 2004

Dear Sirs

Promissory Note between CanArgo Energy Corporation and Cornell Capital Partners, LP

We refer to the Promissory Note dated 19 May 2004 between CanArgo Energy Corporation (“CanArgo”) and Cornell Capital Partners, LP (“Cornell”) pursuant to which Cornell advanced CanArgo the sum of $1,500,000 (the “Promissory Note”).

Whereas, in accordance with the terms of the Promissory Note, Cornell has the option to require that any interest due in respect of the Promissory Note shall be paid in CanArgo common stock, par value $.10 per share (“Common Stock”) or in cash. Now, therefore, for value received and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, Cornell and CanArgo hereby agree that the Promissory Note be, and it hereby is amended to provide that all interest payments shall be paid in cash and the terms of the Promissory Note are deemed amended accordingly.

Save to the extent expressly amended by this letter, the Promissory Note shall remain in full force and effect. This letter and the Promissory Note set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and shall be treated together as one document so that, upon the execution and delivery of this letter by the parties hereto, all references to the Promissory Note shall include a reference to the Promissory Note as amended in accordance with the terms of this letter.

This letter may be executed and delivered in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.

This letter has been executed and delivered by the respective parties hereto by their representatives, thereunto duly authorized, and shall be governed and construed in accordance with the laws of the State of New Jersey.

Cornell Capital Partners

By: Yorkville Advisors, LLC

Its: General Partner

By /s/ Mark Angelo

Name: Mark Angelo
Its: President and Portfolio Manager

We, hereby acknowledge receipt of this Letter and agree to its terms.

/s/ Dr David Robson

For and on behalf of CanArgo Energy Corporation
Dr David Robson
Chief Executive Officer

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